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                                                                   EXHIBIT 23(c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 3, 1999, included in BB&T Corporation's Form 8-K dated September 3, 1999, and to all references to our firm included in this registration statement. Our report dated January 29, 1999, included in BB&T Corporation's financial statements previously filed on Form 10-K and incorporated by reference in this registration statement is no longer appropriate since restated financial statements have been presented giving effect to one or more business combinations accounted for as poolings of interests.

                                                 /s/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina
September 15, 1999